Exhibit 4.5












                               KEYSPAN CORPORATION

                                       AND

                            THE CHASE MANHATTAN BANK,

                                   as Trustee





                             -----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of _______, 2001

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                  THIS FIRST SUPPLEMENTAL INDENTURE, dated as of ______, 2001, is between KEYSPAN CORPORATION, doing business as KeySpan Energy, a corporation duly incorporated and existing under the laws of the State of New York and having its principal executive office at One MetroTech Center, Brooklyn, New York 11201 (the "Company"), and THE CHASE MANHATTAN BANK, a corporation organized and existing under the laws of the State of New York, acting as Trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company has duly authorized the execution and delivery of an Indenture dated as of November 1, 2000 (the "Indenture"), as amended and supplemented, to provide for the issuance from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as provided in the Indenture, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

                  WHEREAS, the Company wishes to supplement the provisions of the Indenture to provide, among other things, for the issuance of subordinated Securities and convertible and exchangeable Securities;

                  WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture in order to provide for such modifications to the Indenture; and

                  WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid agreement of the Company according to its terms have been done and performed, and the execution and delivery of this First Supplemental Indenture have in all respects been duly authorized;

                  NOW, THEREFORE, in consideration of the premises, of the purchase and acceptance of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities or series thereof, as follows:

                     SECTION 1. AMENDMENTS TO THE INDENTURE

     1.1 Amendment to Section 101 of the Indenture. Section 101 of the Indenture is hereby amended by adding the following new definitions thereto, in the appropriate alphabetical sequence:

                  "Senior Debt" has the meaning specified in Section 1401.

                  "Subordinated Securities" has the meaning specified in Section 1401.

     1.2 Amendment to Section 111 of the Indenture. Section 111 of the Indenture is hereby amended by replacing the words "and the Holders of Securities or coupons" in the third line thereof with ", Holders of Securities or coupons and holders of Senior Debt."

     1.3 Amendment of Section 301 of the Indenture. Section 301 is amended by adding the following clause in numerical order and renumbering the existing clauses (24) and (25) as clauses (25) and (26), respectively:

                  "(24) whether the Securities of the series will be convertible or exchangeable into other securities of the Company or another Person, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the conversion price or exchange rate and the conversion or exchange period, and any additions or changes to the Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;"

     1.4 Amendment of Section 310 of the Indenture. Section 310 is amended by adding "and Determination of Comparable Yield" at the end of the heading and adding the following sentence and the end thereof:

                  "If the Securities of a given series are contingent payment debt instruments within the meaning of Treasury Regulations section 1.1275-4, the Holders of such Securities will, for U.S. federal income tax purposes, shall be bound by the Company's determination of the comparable yield and projected payment schedule for such Securities."

     1.5 Amendment to Section 401 of the Indenture. Section 401 is amended and restated as follows:


                  "The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, with respect to the Securities of any series, unless otherwise specified pursuant to Section 301 with respect to a particular series of Securities, elect to have either Section 402 or 403 be applied to all of the Outstanding Securities of that series upon compliance with the conditions set forth below in this Article Four."

     1.6 Amendment to Section 607 of the Indenture. Section 607 of the Indenture is amended by adding the following paragraphs at the end thereof:

                           "When the Trustee incurs expenses or renders services
                  in connection with an Event of Default specified in Section 501(5) or (6), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

                           The Company's obligations under this Section 607 and
                  any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Four of this Indenture and/or the termination of this Indenture."

     1.7 Amendment to Section 609 of the Indenture. Section 609 is amended by adding the following paragraph at the end thereof:

                  "A different Trustee may be appointed by the Company for each series of Securities prior to the issuance of such Securities. If the initial Trustee for any series of Securities is to be other than The Chase Manhattan Bank, the Company and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     1.8 Amendment to Section 902 of the Indenture. Section 902 is amended (i) to add the following at the end of clause (1) thereof:

                  "adversely affect the right to convert or exchange any Security into other securities of the Company or another Person as may be provided pursuant to Section 301; or";

and (ii) by deleting the "or" at the end of clause (2) and inserting ";or" at the end of paragraph (3) in place and adding the following at the end thereof:

               "(4) modify the provisions of Article 14 in a manner adverse to the Holders."

     1.9 Addition of Articles 14 and 15 to the Indenture. The Indenture is amended to add the following Articles 14 and 15:

                                ARTICLE FOURTEEN

                                  SUBORDINATION
                                  -------------

Section 1401.  Subordinated Securities.

                  If specified pursuant to Section 301, Securities of a particular series may be subordinated to Senior Debt (the "Subordinated Securities") in accordance with this Article. The Company agrees, and each Holder of the Subordinated Securities and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of, premium, if any, and interest, if any, on the Securities and related coupons is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full when due of the principal of, premium, if any, and interest, if any, on all Senior Debt.

                  For purposes of this Article, "Senior Debt" means all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) on (i) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness under capitalized leases, (iii) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (iv) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation; provided, that the following shall not constitute Senior Debt: (a) indebtedness evidenced by the Subordinated Securities and related coupons, (b) indebtedness which is expressly made equal in right of payment with the Subordinated Securities or subordinate and subject in right of payment to the Subordinated Securities, (c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables, or (d) indebtedness which is subordinated to any obligation of the type specified in clauses (i) through (iv) above.

                  This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders and/or each of them may enforce such provisions.

Section 1402. Company Not to Make Payments with Respect to Subordinated Securities in Certain Circumstances.

                  "In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, or (b) subject to the provisions of Section 1403, that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Debt, or (ii) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Debt, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses
(i) and (ii) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest, if any, on the Securities of any series shall have been declared due and payable pursuant to Section 502 and such declaration shall not have been rescinded and annulled as provided in Section 502, then:

                           (1) the holders of all Senior Debt shall first be
                  paid the full amount of the Senior Debt in cash, before the Holders of any of the Securities or related coupons are entitled to receive any payment on account of the principal of (and premium, if any) and interest on the Securities including, without limitation, any payments made pursuant to Article Eleven;

                           (2) any payment by, or distribution of assets of, the
                  Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities or coupons or the Trustee would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Debt, before any payment or distribution is made to the Holders of the Securities or related coupons or to the Trustee under this Indenture; and

                           (3) in the event that, notwithstanding the foregoing,
                  any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, in respect of principal of or interest on the Securities or in connection with any repurchase by the Company of the Securities, shall be received by the Trustee or the Holders of any of the Securities of related coupons before all Senior Debt is paid in full in cash, such payment or distribution in respect of principal of or interest on the Securities or in connection with any repurchase by the Company of the Securities shall be paid over to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Debt may have been issued, ratably as aforesaid, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt.

                  Notwithstanding the foregoing, at any time after the 91st day following the date of deposit of cash or Government Obligations pursuant to Section 404(a) (provided all other conditions set out in such Section shall have been satisfied) the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Debt including, without limitation, those arising under this Article.

                  The consolidation of the Company with, or the merger of the Company into, any other corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to any Person upon the terms and conditions provided in Article Eight shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 1402 if such Person shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article Eight. Nothing in this Section 1402 shall apply to claims of, or payments to, the Trustee under or pursuant to
         Section 607.

                  The Company shall give prompt written notice to the Trustee of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or similar proceedings in respect of the Company or a substantial part of its property or of any proceedings for liquidation, dissolution or winding up of the Company. Upon any payment or distribution of assets of the Company in connection with any such proceeding, the Trustee and the Holders of the Securities and any related coupons shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities and any related coupons, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 1403.     Disputes with Holders of Certain Senior Debt.

                  Any failure by the Company to make any payment on or perform any other obligation under Senior Debt, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section 1403 shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under clause (b) of the first paragraph of Section 1402 if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

Section 1404. Subordinated Securityholders to be Subrogated to Rights of Holders
              of Senior Debt.

                  Subject to the payment in full of all Senior Debt, the Holders of the Subordinated Securities and any related coupons shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Debt of the Company to the same extent as the Securities and related coupons are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Subordinated Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders of the Subordinated Securities and any related coupons by virtue of this Article which otherwise would have been made to the Holders of the Subordinated Securities and any related coupons shall, as between the Company and the Holders of the Subordinated Securities and any related coupons, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Securities and any related coupons, on the one hand, and the holders of the Senior Debt, on the other hand.

Section 1405.  Obligation of Company Unconditional.

                  Nothing contained in this Article or elsewhere in this Indenture or in any Subordinated Security or related coupon is intended to or shall impair, as between the Company and the Holders of the Subordinated Securities and any related coupons, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Subordinated Securities and any related coupons the principal of, premium, if any, and interest, if any, on the Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect (except to the extent specifically provided above in Section 1404) the relative rights of the Holders of the Subordinated Securities and any related coupons and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Security or any related coupon from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Subordinated Securities and any related coupons shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which proceedings therefor are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Subordinated Securities and any related coupons, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 1406. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

                  The Trustee shall not at any time be charged with knowledge of the existence of any facts (other than the fact that the principal of (and premium, if any) or interest, if any, on the Securities of any series shall have been declared due and payable pursuant to Section 502) which would prohibit the making of any payment to or by the Trustee, unless and until a Responsible Officer shall have received written notice thereof from the Company or any Holder of any Security or related coupon or any paying agent or holder or representative of any class of Senior Debt; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Six, shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing such Person to be a holder of Senior Debt (or a trustee or representative on behalf of such Holder) to establish that such notice has been given by a holder of Senior Debt or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  If any holder of Senior Debt shall have notified the Trustee in writing of such holder's desire to receive notice of any of the following events and shall have provided the Trustee with an address for receipt of such notices, the Trustee shall send notice of the following events to such holder immediately upon the Trustee's acquisition of knowledge of any such events: (i) the occurrence of an Event of Default hereunder, (ii) the acceleration of the entire principal amount of any series of Securities, (iii) the execution of any amendment or supplement to the Indenture, or (iv) the resignation or removal of the Trustee or any change in the notice address of the Trustee.

Section 1407.     Application by Trustee of Monies Deposited with It.

                  Any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of, premium, if any, and interest, if any, on any Securities other than pursuant to Article Four shall be subject to the provisions of this Article except that, if prior to the third Business Day prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, and interest, if any, on any Subordinated Security) the Trustee or, in the case of any such deposit of monies with a Paying Agent, the Paying Agent shall not have received with respect to such monies the notice provided for in Section 1406, then the Trustee or such Paying Agent, as the case may be, shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                  The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article.

Section 1408. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt and coupons to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 1409. Securityholders Authorize Trustee to Effectuate Subordination of Subordinated Securities.

                  Each Holder of the Subordinated Securities and related coupons by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the immediate filing of a claim for the unpaid balance of its or his Subordinated Securities in the form required in said proceedings and the causing of said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of time to file such claims, then the holders of Senior Debt are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Subordinated Securities and coupons.

Section 1410.     Trustee as Holder of Senior Debt.

                  The Trustee shall be entitled to all of the rights set forth in this Article in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 1411.     Article Fourteen Not to Prevent Events of Default.

                  The failure to make a payment on account of principal of, premium, if any, and interest, if any, by reason of any provision in this Article shall not be construed as preventing the occurrence of an Event of Default under Section 501.

                                   ARTICLE 15.

                             CONVERSION AND EXCHANGE
                             -----------------------

Section 1501.     Applicability of Article

                  Securities of any series which are designated as being convertible into or exchangeable for any other security of the Company or another Person prior to their Stated Maturity shall be convertible or exchangeable in accordance with their terms and (except as otherwise specified pursuant to Section 301 for the Securities of such series) in accordance with this Article.

Section 1502.     Conversion Privilege.

                  A Holder of a Security of a series, which, by its terms, is convertible into or exchangeable for any other security of the Company or another Person, may convert or exchange such Security at any time during the period and in the manner as is set forth in the terms of the Securities of such series. The number of shares or units of such other security issuable upon conversion of or exchange for a Security shall be determined in the manner set forth in the terms of such Security.

Section 1503.     Conversion and Exchange Procedure.

                  To convert or exchange a Security, the Holder thereof must comply with and satisfy all of the terms, conditions and other requirements set forth in the terms of such Security. As soon as practicable, the Company shall deliver through the relevant conversion or exchange agent a certificate for the number of shares or units of the security issuable upon the conversion or exchange.

Section 1504.     Fractional Shares.

                  The terms of a convertible and exchangeable Securities shall set forth whether the Company will issue or deliver a fractional share or units of a security upon conversion or exchange of a Security, or will deliver its check for the value of the fractional share or units of a security.

Section 1505.     Taxes on Conversion or Exchange.

                  The terms of convertible and exchangeable Securities shall state whether the Company will pay any documentary, stamp or similar issue or transfer tax, due on the issue of shares or units of the security issuable and whether upon the conversion or exchange the Holder will be required to pay any such tax which is due because securities are issued in a name other than that of such Holder.

Section  1506.  Company  to  Provide  Securities  Issuable  Upon  Conversion  or
                Exchange.

                  The Company shall reserve or otherwise provide for a sufficient amount of its respective securities or securities of a third Person which would be issuable upon the conversion or exchange of the Securities, including reserving out of its respective authorized but unissued equity securities or its equity securities held in treasury enough shares to permit the conversion or exchange of the Securities.

                  All shares of equity securities of the Company which may be issued upon conversion or exchange of the Securities shall be fully paid and nonassessable.
                  The Company shall endeavor to comply with all securities laws regulating the offer and delivery of s hares or units of its respective securities upon conversion or exchange of Securities and will endeavor to list such shares or units on any national securities exchange on which such shares or units are listed.

Section 1507.     Adjustments.

                  The terms of the Securities shall set forth the nature of mechanics for and notice of any adjustments in the number or price of securities issuable upon conversion or exchange of the Securities.

Section 1508.     Valuation.

                  The terms of the Securities shall set forth the method or methods for valuing the securities issuable upon conversion or exchange of the Securities.

Section 1509.     Reorganization of Company.

                  The terms of the Securities shall set forth the rights, if any, of the Holders to, convert or exchange their Securities in the event that the Company is a party to a transaction subject to Article 8 or a merger which reclassifies or changes its outstanding Securities into which the Securities are convertible or exchangeable.

Section 1510.     Trustee's Disclaimer.

                  The Trustee has no duty to determine when an adjustment under this Article of the terms of the Securities should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities issued upon conversion of or exchange for Securities. The Trustee shall not be responsible for the failure of the Company to comply with this Article. Each conversion and exchange agent other than the Company shall have the same protection under this Section 1510 as the Trustee.

     1.10 Amendment to Exhibits A and C to the Indenture. Exhibits A and C are amended by replacing references to United States Treasury Regulation Section 1.165-12(c)(1)(v) with references to United States Treasury Regulation Section 1.165-12(c)(1)(iv).

SECTION 2.        MISCELLANEOUS

     2.1 Separability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.2 Continuance of Indenture. This First Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this First Supplemental Indenture, shall continue in full force and effect.

     2.3 The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this First Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

     2.4 Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     2.5 Defined Terms. All capitalized terms used in this First Supplemental Indenture that are defined in the Indenture, but not otherwise defined herein, shall have the same meanings assigned to them in the Indenture.

     2.6 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  The Chase Manhattan Bank hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture, dated as of ____, 2001, to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of ___, 2001.



                                      KEYSPAN CORPORATION


                                  By: _______________________________
                                      Name:
                                      Title:

Attest:


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                                      THE CHASE MANHATTAN BANK, as Trustee


                                  By: ________________________________
                                      Name:
                                      Title:

Attest:


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